UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 4, 2018

Intercept Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35668	22-3868459
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10 Hudson Yards, 37th Floor

New York, NY 10001

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (646) 747-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Underwriting Agreement

On April 5, 2018, Intercept Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC and Jefferies LLC (the “Underwriters”), relating to an underwritten public offering of 2,343,750 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a price to the public of $64.00 per share (the “Public Offering”). In addition, the Company granted the Underwriters a 30-day option to purchase up to 351,563 additional shares of Common Stock (the “Additional Shares”). On April 5, 2018, the Underwriters notified the Company that they had exercised in full their option to purchase the Additional Shares. The closing of the Public Offering occurred on April 9, 2018.

The shares of Common Stock in the Public Offering were offered and sold pursuant to the Company’s automatic shelf registration statement on Form S-3ASR (No. 333-217861), including the prospectus, dated May 10, 2017, and the prospectus supplement, dated April 5, 2018.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and other obligations of the parties. In addition, pursuant to the terms of the Underwriting Agreement, the executive officers and directors of the Company and the Private Placement Purchasers (as defined below) have entered into “lock-up” agreements with the Underwriters which generally prohibit the sale, transfer or other disposition of Common Stock or securities convertible into, exchangeable for, exercisable for or repayable with Common Stock of the Company for a 60-day period, subject to certain exceptions.

Securities Purchase Agreement

In addition, on April 4, 2018, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain purchasers named therein (the “Private Placement Purchasers”) pursuant to which the Company agreed to issue and sell to the Private Placement Purchasers an aggregate of 1,562,500 shares of its Common Stock (the “Private Placement Shares”) at a purchase price per share equivalent to the price to the public in the Public Offering (the “Concurrent Private Placement”). The aggregate purchase price paid by the Private Placement Purchasers for the Private Placement Shares was $100,000,000. Under the terms of the Purchase Agreement, the Private Placement Purchasers received certain registration rights upon the consummation of the Concurrent Private Placement. The closing of the Concurrent Private Placement occurred on April 9, 2018.

Pursuant to the terms of the Purchase Agreement, the Private Placement Shares were offered and sold without registration under the Securities Act or state securities laws in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act. In connection with the Private Placement Purchasers’ execution of the Purchase Agreement, each Private Placement Purchaser represented to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act and that the securities purchased by such Private Placement Purchaser were acquired solely for its own account for investment, and not with a view towards distribution in a manner which would violate the Securities Act or any applicable state or other securities laws.

The foregoing description of the Underwriting Agreement and the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement and the Purchase Agreement, copies of which are filed herewith as Exhibits 1.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The net proceeds to the Company from the Public Offering and the Concurrent Private Placement are expected to be approximately $261.4 million, after deducting underwriting discounts and commissions and other estimated offering expenses. The Company intends to use the net proceeds from the sale of Common Stock in the Public Offering and the Concurrent Private Placement for working capital and general corporate purposes, which may include, among other things, funding the ongoing commercialization of Ocaliva® in primary biliary cholangitis and the continued advancement of the Company’s clinical, research and development programs.

Item 3.02. Unregistered Sales of Equity Securities.

The first two paragraphs of the disclosure provided under the heading “Securities Purchase Agreement” in Item 1.01 above are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

In reviewing the agreements included as exhibits to this report, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;
•	may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;
•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and
•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this report and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 5, 2018, between Intercept Pharmaceuticals, Inc. and Credit Suisse Securities (USA) LLC and Jefferies LLC
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
10.1	Securities Purchase Agreement, dated April 4, 2018, between Intercept Pharmaceuticals, Inc. and the purchasers named therein
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1 hereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCEPT PHARMACEUTICALS, INC.

By:	/s/ Ryan T. Sullivan
	Name:	Ryan T. Sullivan
	Title:	General Counsel

Date: April 9, 2018

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 5, 2018, between Intercept Pharmaceuticals, Inc. and Credit Suisse Securities (USA) LLC and Jefferies LLC
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
10.1	Securities Purchase Agreement, dated April 4, 2018, between Intercept Pharmaceuticals, Inc. and the purchasers named therein
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1 hereto)